AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY

              Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates Meritech Capital
Associates V L.L.C. or such other person or entity as is designated in writing by Paul Madera (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D,
Schedule 13G, Schedule 13H, Form 13-F, Form 3, Form 4 and Form 5) that such
Reporting Person may be required to file with the United States Securities and
Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities
Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to each
Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such
Reporting Person (collectively, the "Companies").

              Each Reporting Person hereby further authorizes and designates
Joel Backman (the "Authorized Signatory") to execute and file on behalf of such
Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

              The authority of the Designated Filer and the Authorized Signatory
under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the
Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

March 22, 2017 MERITECH CAPITAL ASSOCIATES V L.L.C.,
   a Delaware Limited Liability Company

   By: /s/ Paul Madera
    Paul Madera, Managing Member

March 22, 2017 MERITECH CAPITAL PARTNERS V L.P.,
  a Delaware Limited Partnership

  By: MERITECH CAPITAL ASSOCIATES V L.L.C.,
   a Delaware Limited Liability Company
   Its General Partner

  By: /s/ Paul Madera
   Paul Madera, Managing Member

March 22, 2017 MERITECH CAPITAL AFFILIATES V L.P.,
  a Delaware Limited Partnership

  By: MERITECH CAPITAL ASSOCIATES V L.L.C.,
   a Delaware Limited Liability Company
   Its General Partner

  By: /s/ Paul Madera
   Paul Madera, Managing Member

March 22, 2017 MERITECH SUB-MANAGEMENT CORPORATION
  a Delaware company

  By: /s/ Paul Madera
   Paul Madera, Director

March 22, 2017 By: /s/ Paul Madera
   Paul Madera

March 22, 2017 By: /s/ Mike Gordon
   Mike Gordon

March 22, 2017 By: /s/ George Bischof
   George Bischof

March 22, 2017 By: /s/ Rob Ward
   Rob Ward

March 22, 2017 By: /s/ Craig Sherman
   Craig Sherman